Press Release Exhibit 99.1

Investor Contact:
Charlotte McLaughlin
Vice President, Investor Relations
(404) 853-1456
investorrelations@acuitybrands.com

Media Contact:
April Appling
Vice President, Corporate Communications
corporatecommunications@acuitybrands.com

Acuity Brands Reports Fiscal 2023 Fourth-Quarter and Full-Year Results
Continued Execution, Delivering Margin Expansion and EPS Growth with Strong Cash Flow Generation

■Delivered Fiscal 2023 Net Sales of $4.0B, a 1% Decline Compared to the Prior Year
■Reported Fiscal 2023 Diluted EPS of $10.76; Fiscal 2023 Adj. Diluted EPS of $14.05, up 10% Over the Prior Year
■Generated $578M in Cash Flow from Operations in Fiscal 2023

■Delivered Fiscal Q4 2023 Net Sales of $1.0B, a 9% Decline Compared to the Prior Year
■Reported Fiscal Q4 2023 Diluted EPS of $2.63; Fiscal Q4 2023 Adj. Diluted EPS of $3.97, up 1% Over the Prior Year

ATLANTA, October 4, 2023 - Acuity Brands, Inc. (NYSE: AYI) (the "Company"), a market-leading industrial technology company, announced net sales of $1.0 billion in the fourth quarter of fiscal 2023 ended August 31, 2023, a decrease of $99.9 million, or 9.0 percent, compared to the prior year. Diluted earnings per share was $2.63 in the fourth quarter of fiscal 2023, a decrease of $0.85, or 24.4 percent, compared to the prior year. Adjusted diluted earnings per share was $3.97 in the fourth quarter of fiscal 2023, an increase of $0.02 from $3.95 in the prior year.

“Our fiscal fourth quarter performance demonstrated excellent execution. Our focus on margin and cash generation led to increased adjusted operating profit margin and higher adjusted diluted earnings per share, despite a decline in sales in the lighting business.” stated Neil Ashe, Chairman, President and Chief Executive Officer of Acuity Brands, Inc. "This quarter concluded a successful year. We delivered strong financial performance, continued to improve our businesses and allocated capital effectively.”

Press Release Exhibit 99.1
Operating profit was $109.7 million in the fourth quarter of fiscal 2023, a decrease of $39.9 million, compared to the prior year. Adjusted operating profit was $162.3 million in the fourth quarter of fiscal 2023, a decrease of $7.4 million compared to the prior year.

During the quarter, we recognized pre-tax charges of $35.5 million that affected net income. This included a pre-tax charge of $22.5 million related to severance costs and non-cash charges for impairments of certain trade names based upon our annual impairment review, of which $20.0 million is included in operating income. The third charge of $13.0 million resulted from the collectability of a supplier warranty obligation owed to us for components we used in products manufactured and sold between 2017 and 2019.

Full-Year 2023 Summary

Net sales of $3.95 billion for the full year of fiscal 2023 decreased $53.9 million, or 1.3 percent, from $4.01 billion in the full year of fiscal 2022.

Operating profit was $473.4 million for the full year of fiscal 2023, a decrease of $36.3 million compared to the prior year. Adjusted operating profit was $597.4 million for the full year of fiscal 2023, an increase of $9.3 million compared to the prior year.

Diluted earnings per share was $10.76 for the full year of fiscal 2023, a decrease of $0.32 or 2.9 percent, compared to the prior year. Adjusted diluted earnings per share was $14.05, an increase of $1.22, or 9.5 percent, from $12.83 in the prior year.

Segment Performance
Acuity Brands Lighting and Lighting Controls ("ABL")

Fourth-Quarter Results

ABL generated net sales of $944.2 million in the fourth quarter of fiscal 2023, a decrease of $110.8 million, or 10.5 percent, compared to the prior year.

ABL operating profit was $117.8 million in the fourth quarter of fiscal 2023, a decrease of $33.6 million compared to the prior year. ABL adjusted operating profit was $158.7 million in the fourth quarter of fiscal 2023, a decrease of $3.0 million compared to the prior year.

Full-Year Results

ABL generated net sales of $3.7 billion for the full year of fiscal 2023, a decrease of $87.3 million, or 2.3 percent, as compared to the prior year.

ABL operating profit was $509.5 million for the full year of fiscal 2023, a decrease of $36.1 million, or 6.6 percent, as compared to the prior year. ABL adjusted operating profit was $590.5 million for the full year of fiscal 2023, an increase of $3.9 million, or 0.7 percent, from the same period of fiscal 2022.

Press Release Exhibit 99.1
Intelligent Spaces Group ("ISG")

Fourth-Quarter Results

ISG generated net sales of $71.9 million in the fourth quarter of fiscal 2023, an increase of $10.5 million, or 17.1 percent, compared to the prior year.

ISG operating profit was $9.4 million in the fourth quarter of fiscal 2023, a decrease of $0.9 million compared to the prior year. ISG adjusted operating profit was $14.2 million in the fourth quarter of fiscal 2023, a decrease of $0.4 million compared to the prior year.

Full-Year Results

ISG generated net sales of $252.7 million for the full year of fiscal 2023, an increase of $36.6 million, or 16.9 percent, as compared to the prior year.

ISG operating profit was $32.1 million for the full year of fiscal 2023, an increase of $9.4 million compared to the prior year. ISG adjusted operating profit was $50.1 million for the full year of fiscal 2023, an increase of $10.2 million as compared to the prior year.
Cash Flow and Capital Allocation

Net cash from operating activities was $578.1 million for the full year of fiscal 2023, an increase of $261.8 million compared to the prior year due primarily to an improvement in our working capital.

During fiscal 2023, the Company repurchased approximately 1.6 million shares of common stock for a total of $269 million.

Form 10-K Filing

The independent registered public accounting firm’s audit report with respect to the Company’s fiscal year-end financial statements will not be issued until the Company files its annual report on Form 10-K, including its evaluation of the effectiveness of internal controls over financial reporting. Accordingly, the financial results reported in this earnings release are preliminary pending completion of the audit.

Today's Call Details

The Company will host a conference call at 8:00 a.m. (ET) today, Wednesday, October 4, 2023. Neil Ashe, Chairman, President and Chief Executive Officer of Acuity Brands, Inc. will lead the call. The conference call and earnings release can be accessed via the Investor Relations section of the Company's website at www.investors.acuitybrands.com. A replay of the call will also be posted to the Investor Relations website within two hours of the completion of the conference call and will be available on the website for a limited time.

About Acuity Brands

Acuity Brands, Inc. (NYSE: AYI) is a market-leading industrial technology company. We use technology to solve problems in spaces, light, and more things to come. Through our two business segments, Acuity

Press Release Exhibit 99.1
Brands Lighting and Lighting Controls (ABL) and the Intelligent Spaces Group (ISG), we design, manufacture, and bring to market products and services that make a valuable difference in people’s lives.

We achieve growth through the development of innovative new products and services, including lighting, lighting controls, building management solutions, and location-aware applications. We achieve customer-focused efficiencies that allow us to increase market share and deliver superior returns. We look to aggressively deploy capital to grow the business and to enter attractive new verticals.

Acuity Brands, Inc. is based in Atlanta, Georgia, with operations across North America, Europe, and Asia. The Company is powered by more than 12,000 dedicated and talented associates. Visit us at www.acuitybrands.com.

Non-GAAP Financial Measures
This news release includes the following non-generally accepted accounting principles ("GAAP") financial measures: “adjusted operating profit” and “adjusted operating profit margin” for total company and by segment; "adjusted gross profit", "adjusted gross profit margin", “adjusted net income;” “adjusted diluted EPS;” “earnings before interest, taxes, depreciation, and amortization (“EBITDA”);” “adjusted EBITDA” and "adjusted gross profit". These non-GAAP financial measures are provided to enhance the reader's overall understanding of the Company's current financial performance and prospects for the future. Specifically, management believes that these non-GAAP measures provide useful information to investors by excluding or adjusting items for amortization of acquired intangible assets, share-based payment expense, loss on sale of business, and special charges associated with continued efforts to streamline the organization and integrate recent acquisitions.

We also provide “free cash flow" (“FCF”) to enhance the reader’s understanding of the Company’s ability to generate additional cash from its business.

Management typically adjusts for these items for internal reviews of performance and uses the above non-GAAP measures for baseline comparative operational analysis, decision making, and other activities. Management believes these non-GAAP measures provide greater comparability and enhanced visibility into the Company’s results of operations as well as comparability with many of its peers, especially those companies focused more on technology and software. Non-GAAP financial measures included in this news release should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP.

The most directly comparable GAAP measures for adjusted gross profit and adjusted gross profit margin for total company are “gross profit” and “gross profit margin,” respectively, which include the impact of supplier recovery charge. Adjusted gross profit margin is adjusted gross profit divided by net sales for total company. The most directly comparable GAAP measures for adjusted operating profit and adjusted operating profit margin for total company and by segment are “operating profit” and “operating profit margin,” respectively, which include the impact of amortization of acquired intangible assets, share-based payment expense, supplier recovery charge and special charges. Adjusted operating profit margin is adjusted operating profit divided by net sales for total company and by segment. The most directly comparable GAAP measures for adjusted net income and adjusted diluted EPS are “net income” and “diluted EPS,” respectively, which include the impact of amortization of acquired intangible assets, loss on sale of business, share-based payment expense, impairments of investment, supplier recovery charge and special charges. Adjusted diluted EPS is adjusted net income divided by diluted weighted average

Press Release Exhibit 99.1
shares outstanding. The most directly comparable GAAP measure for EBITDA is “net income”, which includes the impact of net interest expense, income taxes, depreciation, and amortization of acquired intangible assets. The most directly comparable GAAP measure for adjusted EBITDA is “net income”, which includes the impact of net interest expense, income taxes, depreciation, amortization of acquired intangible assets, share-based payment expense, special charges, supplier recovery charge and miscellaneous (income) expense, net. The most directly comparable GAAP measure for adjusted gross profit is "gross profit,” which includes a supplier recovery charge. A reconciliation of each measure to the most directly comparable GAAP measure is available in this news release.

The Company defines FCF as net cash provided by operating activities less purchases of property, plant and equipment. A calculation of this measure is available in this news release.

The Company’s non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for GAAP financial measures. Our presentation of such measures, which may include adjustments to exclude unusual or non-recurring items, should not be construed as an inference that our future results will be unaffected by other unusual or non-recurring items.

Forward-Looking Information

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements use words such as “expect,” “believe,” “intend,” “anticipate,” “indicative,” “projection,” “predict,” “plan,” “may,” “could,” “should,” “would,” “potential,” and words of similar meaning, as well as other words or expressions referencing future events, conditions, or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to the Company’s plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Forward-looking statements are not guarantees of future performance. Our forward-looking statements are based on our current beliefs, expectations, and assumptions, which may not prove to be accurate, and are subject to known and unknown risks and uncertainties, many of which are outside of our control. These risks and uncertainties could cause actual results to differ materially from our historical experience and management’s present expectations or projections. These risks and uncertainties are discussed in our filings with the U.S. Securities and Exchange Commission, including our most recent annual report on Form 10-K (including, but not limited to, Part I, Item 1a Risk Factors), quarterly reports on Form 10-Q, and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. You are cautioned not to place undue reliance on any forward-looking statements. Except as required by law, we undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, whether as a result of new information, future events, or otherwise.

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	August 31,
	2023	2022
	(Preliminary)
ASSETS
Current assets:
Cash and cash equivalents	$397.9	$223.2
Accounts receivable, net	555.3	665.9
Inventories	368.5	485.7
Prepayments and other current assets	73.5	91.2
Total current assets	1,395.2	1,466.0
Property, plant, and equipment, net	297.6	276.5
Other long-term assets	1,715.7	1,737.7
Total assets	$3,408.5	$3,480.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$285.7	$397.8
Current maturities of debt	—	18.0
Other accrued liabilities	309.7	317.8
Total current liabilities	595.4	733.6
Long-term debt	495.6	495.0
Other long-term liabilities	302.1	339.8
Commitments and contingencies (see Commitments and Contingencies footnote)
Total stockholders’ equity	2,015.4	1,911.8
Total liabilities and stockholders’ equity	$3,408.5	$3,480.2

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONDENSED STATEMENTS OF INCOME
(In millions, except per-share data)

	Three Months Ended August 31,		Year Ended August 31,
	2023	2022	2023	2022
	(Unaudited)	(Unaudited)	(Preliminary)
Net sales	$1,010.4	$1,110.3	$3,952.2	$4,006.1
Cost of products sold	567.7	647.8	2,239.0	2,333.4
Gross profit	442.7	462.5	1,713.2	1,672.7
Selling, distribution, and administrative expenses	313.0	312.9	1,212.9	1,163.0
Special charges	20.0	—	26.9	—
Operating profit	109.7	149.6	473.4	509.7
Other expense:
Interest expense, net	2.7	6.8	18.9	24.9
Miscellaneous expense (income), net	1.7	(6.0)	7.8	(9.1)
Total other expense	4.4	0.8	26.7	15.8
Income before income taxes	105.3	148.8	446.7	493.9
Income tax expense	22.4	33.4	100.7	109.9
Net income	$82.9	$115.4	$346.0	$384.0

Earnings per share(1):
Basic earnings per share	$2.66	$3.53	$10.88	$11.23
Basic weighted average number of shares outstanding	31.190	32.717	31.806	34.182
Diluted earnings per share	$2.63	$3.48	$10.76	$11.08
Diluted weighted average number of shares outstanding	31.562	33.159	32.164	34.645
Dividends declared per share	$0.13	$0.13	$0.52	$0.52
______________________________
(1) Earnings per share is calculated using unrounded numbers. Amounts in the table may not recalculate exactly due to rounding.

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended August 31,
	2023	2022
	(Preliminary)
Cash flows from operating activities:
Net income	$346.0	$384.0
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	93.2	94.8
Share-based payment expense	42.0	37.4
Gain on the sale or disposal of property, plant, and equipment	—	(2.3)
Loss on sale of a business	11.2	—
Asset impairments	20.8	1.7
Other	64.9	(199.3)
Net cash provided by operating activities	578.1	316.3
Cash flows from investing activities:
Purchases of property, plant, and equipment	(66.7)	(56.5)
Proceeds from sale of property, plant, and equipment	—	8.9
Acquisitions of businesses, net of cash acquired	(35.5)	(12.9)
Other investing activities	11.5	(1.7)
Net cash used for investing activities	(90.7)	(62.2)
Cash flows from financing activities:
Borrowings on credit facility, net of repayments	(18.0)	18.0
Repurchases of common stock	(266.6)	(514.8)
Proceeds from stock option exercises and other	2.7	12.5
Payments of taxes withheld on net settlement of equity awards	(14.2)	(8.6)
Dividends paid	(16.8)	(18.1)
Other financing activities	—	(1.4)
Net cash used for financing activities	(312.9)	(512.4)
Effect of exchange rate changes on cash and cash equivalents	0.2	(9.8)
Net change in cash and cash equivalents	174.7	(268.1)
Cash and cash equivalents at beginning of year	223.2	491.3
Cash and cash equivalents at end of year	$397.9	$223.2

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
DISAGGREGATED NET SALES
(In millions)

The following table shows net sales by channel for the periods presented:

	Three Months Ended August 31,
	2023	2022	Increase (Decrease)	Percent Change
	(Unaudited)	(Unaudited)
ABL:
Independent sales network	$676.0	$737.1	$(61.1)	(8.3)%
Direct sales network	109.4	114.9	(5.5)	(4.8)%
Retail sales	46.6	44.0	2.6	5.9%
Corporate accounts	52.8	73.0	(20.2)	(27.7)%
Original equipment manufacturer and other	59.4	86.0	(26.6)	(30.9)%
Total ABL	944.2	1,055.0	(110.8)	(10.5)%
ISG	71.9	61.4	10.5	17.1%
Eliminations	(5.7)	(6.1)	0.4	(6.6)%
Total	$1,010.4	$1,110.3	$(99.9)	(9.0)%

	Year Ended August 31,
	2023	2022	Increase (Decrease)	Percent Change
	(Preliminary)	(Unaudited)
ABL:
Independent sales network	$2,671.0	$2,714.1	$(43.1)	(1.6)%
Direct sales network	414.4	384.2	30.2	7.9%
Retail sales	194.9	178.3	16.6	9.3%
Corporate accounts	200.3	222.7	(22.4)	(10.1)%
Original equipment manufacturer and other	242.2	310.8	(68.6)	(22.1)%
Total ABL	3,722.8	3,810.1	(87.3)	(2.3)%
ISG	252.7	216.1	36.6	16.9%
Eliminations	(23.3)	(20.1)	(3.2)	15.9%
Total	$3,952.2	$4,006.1	$(53.9)	(1.3)%

Press Release Exhibit 99.1
ACUITY BRANDS, INC.
Reconciliation of Non-U.S. GAAP Measures

The tables below reconcile certain GAAP financial measures to the corresponding non-GAAP measures for total company as well as our reportable operating segments:

(In millions except per share data)	Three Months Ended August 31,
	2023		2022		Increase (Decrease)	Percent Change
Net sales	$1,010.4		$1,110.3		$(99.9)	(9.0)%

Gross profit (GAAP)	$442.7		$462.5		$(19.8)	(4.3)%
Percent of net sales		43.8%		41.7%	210	bps
Add-back: Supplier recovery charge	13.0		—
Adjusted gross profit (Non-GAAP)	$455.7		$462.5		$(6.8)	(1.5)%
Percent of net sales		45.1%		41.7%	340	bps

Operating profit (GAAP)	$109.7		$149.6		$(39.9)	(26.7)%
Percent of net sales		10.9%		13.5%	(260)	bps
Add-back: Amortization of acquired intangible assets	10.0		10.2
Add-back: Share-based payment expense	9.6		9.9
Add-back: Supplier recovery charge	13.0		—
Add-back: Special charges	20.0		—
Adjusted operating profit (Non-GAAP)	$162.3		$169.7		$(7.4)	(4.4)%
Percent of net sales		16.1%		15.3%	80	bps

Net income (GAAP)	$82.9		$115.4		$(32.5)	(28.2)%
Add-back: Amortization of acquired intangible assets	10.0		10.2
Add-back: Share-based payment expense	9.6		9.9
Add-back: Supplier recovery charge	13.0		—
Add-back: Special charges	20.0		—
Add-back: Impairment on investment	2.5		—
Total pre-tax adjustments to net income	55.1		20.1
Income tax effects	(12.6)		(4.7)
Adjusted net income (Non-GAAP)	$125.4		$130.8		$(5.4)	(4.1)%

Diluted earnings per share (GAAP)	$2.63		$3.48		$(0.85)	(24.4)%
Adjusted diluted earnings per share (Non-GAAP) (1)	$3.97		$3.95		$0.02	0.5%

Net income (GAAP)	$82.9		$115.4		$(32.5)	(28.2)%
Interest expense, net	2.7		6.8
Income tax expense	22.4		33.4
Depreciation	12.8		13.2
Amortization	10.0		10.2
EBITDA (Non-GAAP)	130.8		179.0		(48.2)	(26.9)%
Share-based payment expense	9.6		9.9
Miscellaneous expense (income), net	1.7		(6.0)
Special charges	20.0		—
Supplier recovery charge	13.0		—
Adjusted EBITDA (Non-GAAP)	$175.1		$182.9		$(7.8)	(4.3)%
______________________________
(1) Adjusted diluted earnings per share is equal to adjusted net income divided by Diluted weighted average number of shares outstanding on the Condensed Consolidated Statements of Comprehensive Income.

Press Release Exhibit 99.1

(In millions)	Three Months Ended August 31,
ABL	2023	2022	Increase (Decrease)	Percent Change
Net sales	$944.2	$1,055.0	$(110.8)	(10.5)%

Operating profit	$117.8	$151.4	$(33.6)	(22.2)%
Add-back: Amortization of acquired intangible assets	6.5	7.0
Add-back: Share-based payment expense	3.3	3.3
Add back: Special charges	18.1	—
Add-back: Supplier recovery charge	13.0	—
Adjusted operating profit	$158.7	$161.7	$(3.0)	(1.9)%

Operating profit margin	12.5%	14.4%	(190)	bps
Adjusted operating profit margin	16.8%	15.3%	150	bps

(In millions)	Three Months Ended August 31,
ISG	2023	2022	Increase (Decrease)	Percent Change
Net sales	$71.9	$61.4	$10.5	17.1%

Operating profit	$9.4	$10.3	$(0.9)	(8.7)%
Add-back: Amortization of acquired intangible assets	3.5	3.2
Add-back: Share-based payment expense	1.3	1.1
Adjusted operating profit	$14.2	$14.6	$(0.4)	(2.7)%

Operating profit margin	13.1%	16.8%	(370)	bps
Adjusted operating profit margin	19.7%	23.8%	(410)	bps

Press Release Exhibit 99.1

(In millions, except per share data)	Year Ended August 31,
	2023		2022		Increase (Decrease)	Percent Change
Net sales	$3,952.2		$4,006.1		$(53.9)	(1.3)%

Gross profit (GAAP)	$1,713.2		$1,672.7		$40.5	2.4%
Percent of net sales		43.3%		41.8%	150	bps
Add-back: Supplier recovery charge	13.0		—
Adjusted gross profit (Non-GAAP)	$1,726.2		$1,672.7		$53.5	3.2%
Percent of net sales		43.7%		41.8%	190	bps

Operating profit (GAAP)	$473.4		$509.7		$(36.3)	(7.1)%
Percent of net sales		12.0%		12.7%	(70)	bps
Add-back: Amortization of acquired intangible assets	42.1		41.0
Add-back: Share-based payment expense	42.0		37.4
Add-back: Supplier recovery charge	13.0		—
Add-back: Special charges	26.9		—
Adjusted operating profit (Non-GAAP)	$597.4		$588.1		$9.3	1.6%
Percent of net sales		15.1%		14.7%	40	bps

Net income (GAAP)	$346.0		$384.0		$(38.0)	(9.9)%
Add-back: Amortization of acquired intangible assets	42.1		41.0
Add-back: Share-based payment expense	42.0		37.4
Add-back: Supplier recovery charge	13.0		—
Add-back: Loss on sale of a business	11.2		—
Add-back: Special charges	26.9		—
Add-back: Impairments of investments	2.5		—
Total pre-tax adjustments to net income	137.7		78.4
Income tax effect	(31.7)		(18.0)
Adjusted net income (Non-GAAP)	$452.0		$444.4		$7.6	1.7%

Diluted earnings per share (GAAP)	$10.76		$11.08		$(0.32)	(2.9)%
Adjusted diluted earnings per share (Non-GAAP) (1)	$14.05		$12.83		$1.22	9.5%

Net income (GAAP)	$346.0		$384.0		$(38.0)	(9.9)%
Interest expense, net	18.9		24.9
Income tax expense	100.7		109.9
Depreciation	51.1		53.8
Amortization	42.1		41.0
EBITDA (Non-GAAP)	558.8		613.6		(54.8)	(8.9)%
Share-based payment expense	42.0		37.4
Miscellaneous expense (income), net	7.8		(9.1)
Special charges	26.9		—
Supplier recovery charge	13.0		—
Adjusted EBITDA (Non-GAAP)	$648.5		$641.9		$6.6	1.0%
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(1) Adjusted diluted earnings per share is equal to adjusted net income divided by Diluted weighted average number of shares outstanding on the Condensed Consolidated Statements of Comprehensive Income.

Press Release Exhibit 99.1

(In millions)	Year Ended August 31,
ABL	2023	2022	Increase (Decrease)	Percent Change
Net sales	$3,722.8	$3,810.1	$(87.3)	(2.3)%

Operating profit	$509.5	$545.6	$(36.1)	(6.6)%
Add-back: Amortization of acquired intangible assets	29.3	28.2
Add-back: Share-based payment expense	13.7	12.8
Add back: Special charges	25.0	—
Add-back: Supplier recovery charge	13.0	—
Adjusted operating profit	$590.5	$586.6	$3.9	0.7%

Operating profit margin	13.7%	14.3%	(60)	bps
Adjusted operating profit margin	15.9%	15.4%	50	bps

(In millions)	Year Ended August 31,
ISG	2023	2022	Increase (Decrease)	Percent Change
Net sales	$252.7	$216.1	$36.6	16.9%

Operating profit	$32.1	$22.7	$9.4	41.4%
Add-back: Amortization of acquired intangible assets	12.8	12.8
Add-back: Share-based payment expense	5.2	4.4
Adjusted operating profit	$50.1	$39.9	$10.2	25.6%

Operating profit margin	12.7%	10.5%	220	bps
Adjusted operating profit margin	19.8%	18.5%	130	bps

(In millions)	Year Ended August 31,
	2023	2022	Increase (Decrease)	Percent Change
Net cash provided by operating activities (GAAP)	$578.1	$316.3	$261.8	82.8%
Less: Purchases of property, plant, and equipment	(66.7)	(56.5)
Free cash flow (Non-GAAP)	$511.4	$259.8	$251.6	96.8%